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EXHIBIT 99.2

Sections of Form S-4/A Filed by Tyco Electronics Ltd. on May 1, 2009 Entitled "Description of Our Share Capital After the Swiss Continuation," "Comparison of Shareholder Rights Before and After the Swiss Continuation," "Effects of the Swiss Continuation" and "Material Tax Considerations"

DESCRIPTION OF OUR SHARE CAPITAL AFTER THE SWISS CONTINUATION

        The following description of our share capital following the Swiss Continuation is a summary. This summary is not complete and is subject to the complete text of our Proposed Swiss Articles and Proposed Organizational Regulations attached as Annex A and Annex B to this proxy statement/prospectus, which we encourage you to read carefully.

Capital Structure After the Swiss Continuation

        Immediately after the Swiss Continuation, we will only have one class of shares authorized and outstanding, registered shares with a par value per share equal to approximately CHF 2.81 (or approximately US$ 2.40 assuming a $1:1.1713 US dollar/Swiss franc exchange rate, a rate in effect on March 5, 2009, and that approximately 468.0 million shares (including an estimated 10.0 million shares held in treasury) remain issued immediately after the Swiss Continuation). Accordingly, all references to "voting rights" in this "Description of Our Share Capital After the Swiss Continuation" will mean the voting rights of registered shares with a par value per share determined as described above, unless another class of shares is subsequently created. Likewise, a "majority of the par value of the registered shares" will mean a majority of the par value of registered shares with a par value per share determined as described above.

        Assuming that the number of our issued shares at the effective time of the Swiss Continuation is approximately 500.3 million, that after cancelling an estimated 32.3 million shares currently held in treasury we retain an estimated 10.0 million shares in treasury, and that the US dollar/Swiss franc exchange rate is $1:1.1713 (a rate in effect on March 5, 2009), the par value of a share would increase from approximately CHF 0.23 to an amount equal to approximately CHF 2.81 (approximately US$ 2.40), and our registered share capital would be approximately CHF 1.3 billion (approximately US$ 1.1 billion).

Authorized Share Capital

        Upon completion of the Swiss Continuation, our board of directors will be authorized to issue new Swiss registered share capital at any time during a two-year period and thereby increase the share capital, without shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which, based on the assumptions described above, would be approximately CHF 658.0 million, or approximately 234.0 million registered shares. After the expiration of the initial two-year period on the second anniversary of the Special General Meeting (expected to be June 22, 2011), and any subsequent two-year period, authorized share capital will be available to our board of directors for issuance of additional registered shares only if authorized by shareholders.

        Our board of directors will determine the time of the issuance, the issue price, the manner in which the new registered shares have to be paid, the date from which the new registered shares carry the right to distributions and, subject to the provisions of our Proposed Swiss Articles, the conditions for the exercise of preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. Our board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or registered shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of Tyco Electronics.

        In an authorized capital increase, our shareholders would have preemptive rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. Our board of directors, however, may withdraw or limit these preemptive rights in certain circumstances as set forth in our Proposed Swiss Articles. For further details on these circumstances, see "—Preemptive Rights and Advance Subscription Rights."

Conditional Share Capital

        Upon completion of the Swiss Continuation, our articles of association will provide for a conditional capital for financing purposes and for employee compensation purposes that will allow our board of directors to authorize the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately 234.0 million registered shares) without obtaining additional shareholder approval.

        Out of conditional share capital for financing purposes, registered shares may be issued through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by Tyco Electronics, one of its subsidiaries, or any of their respective predecessors. In this connection, our board of directors may withdraw or limit the advance subscription rights of shareholders in certain circumstances. See "—Preemptive Rights and Advance Subscription Rights."

        Out of conditional share capital for employee compensation purposes, registered shares may be issued in connection with the issuance of registered shares, options or other equity-based awards (including, without limitation, restricted stock units and deferred stock units) to directors, officers, employees and other persons providing services to us or one of our subsidiaries or affiliates. Shareholders do not have preemptive or advance subscription rights with respect to such issuances.

Other Classes or Series of Shares

        Our board of directors may not create shares with increased voting powers without an authorizing resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Our board of directors may not create preferred shares that have increased voting powers without an authorization resolution adopted by shareholders holding a majority of the voting rights represented at a general meeting.

Preemptive Rights and Advance Subscription Rights

        Under the Swiss Code, the prior approval of a general meeting of shareholders generally is required to authorize the issuance of registered shares or rights to subscribe for, or convert into, registered shares. In addition, shareholders have preemptive rights or advance subscription rights (which are essentially the same as preemptive rights) in relation to such registered shares or rights in proportion to the respective par values of their holdings. With the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting, shareholders may withdraw or limit the preemptive rights or advance subscription rights for valid reasons, such as a merger, an acquisition or any of the reasons authorizing our board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized or conditional capital increase as described herein.

        Under Swiss law, the general meeting of shareholders may approve the creation of authorized share capital or conditional share capital. The general meeting of shareholders may also delegate the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to the board of directors. Our Proposed Swiss Articles provide for this delegation with respect to our authorized and conditional share capital in the circumstances described below under "—Withdrawal or Limitation of Preemptive Rights with Respect to Authorized Share Capital" and "—Withdrawal or Limitation of Advance Subscription Rights with Respect to Conditional Share Capital."

  Withdrawal or Limitation of Preemptive Rights with Respect to Authorized Share Capital

        Our board of directors is authorized pursuant to our Proposed Swiss Articles to withdraw or limit the preemptive rights with respect to the issuance of registered shares from authorized capital:

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  if the issue price of the new registered shares is determined by reference to the market price;

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  if the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise, business or investment, the financing or refinancing of any such transactions;

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  if the registered shares are issued in connection with the financing of new investment plans;

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  if the registered shares are issued in connection with the intended broadening of the shareholder constituency in certain financial or investor markets, for the purposes of the investment of strategic partners or in connection with the listing of the registered shares on domestic or foreign stock exchanges;

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  in connection with a placement or sale of registered shares, the grant of an over-allotment option of up to 20% of the total number of registered shares in a placement or sale of registered shares to the initial purchasers or underwriters;

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  for the participation of directors, executive officers, employees, contractors, consultants and other persons performing services for our benefit or that of our subsidiaries and affiliates; or

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  for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which our board of directors, upon consultation with an independent financial advisor, has not recommended acceptance to the shareholders.

        There is only limited precedent on whether the board of directors can be granted the ability to withdraw or limit preemptive rights in all of the circumstances described above. Swiss courts have not addressed the circumstances described in the first, third and seventh bullets above.

  Withdrawal or Limitation of Advance Subscription Rights with Respect to Conditional Share Capital

        In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our registered shares, shareholders do not have preemptive rights, and our board of directors is authorized pursuant to our Proposed Swiss Articles to withdraw or limit the advance subscription rights of shareholders with respect to registered shares issued from our conditional share capital:

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  if the issuance is for purposes of the acquisition of an enterprise or business or the financing or refinancing of any such transactions;

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  if the issuance occurs in national or international capital markets;

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  if the issuance occurs through a private placement; or

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  for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which our board of directors, upon consultation with an independent financial adviser, has not recommended acceptance to the shareholders.

        There is only limited precedent on whether the board of directors can be granted the ability to withdraw or limit advance subscription rights in all of the circumstances described above. Swiss courts have not addressed the circumstances described in the third and fourth bullets above.

        If the advance subscription rights are withdrawn or limited:

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  the respective financial instruments or contractual obligations must be issued or entered into at market conditions;

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  the conversion, exchange or exercise price, if any, for instruments or obligations must be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and

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  the instruments or obligations may be converted, exercised or exchanged within a maximum period of 30 years from the date of issue.

        Preemptive and advance subscription rights are excluded with respect to issuances from our conditional share capital to directors, officers, employees and other persons providing services to Tyco Electronics or any of our subsidiaries or affiliates.

Dividends and Distributions

        Under Swiss law, dividends may be paid only if Tyco Electronics has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as presented on the audited annual unconsolidated Swiss statutory balance sheet of Tyco Electronics Ltd. Payments out of the registered share capital—the aggregate par value of a company's registered share capital—must be made by way of a capital reduction. Contributed surplus (as determined for Swiss tax purposes) qualifies as freely distributable reserves and may be paid out as dividends to shareholders subject to certain conditions and to the extent permissible under the Swiss Code.

        The affirmative vote of shareholders holding a majority of the registered shares represented at a general meeting must approve reserve reclassifications and distributions of dividends. Distributions also may take the form of a distribution of cash or property that results in a reduction of our share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the registered shares represented at the general meeting. A special audit report must confirm that creditors' claims remain fully covered by assets despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. Our board of directors may propose to shareholders that a distribution be made by way of a capital reduction or that a dividend be paid but the board of directors cannot itself authorize the distribution or dividend.

        Under the Swiss Code, if our general reserves amount to less than 20% of the share capital recorded in the commercial register, then at least 5% of our annual profit must be retained as general reserves. The Swiss Code and our Proposed Swiss Articles permit us to accrue additional general reserves. In addition, we are required to create a special reserve on our stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares we or any of our subsidiaries owns and this amount may not be used for dividends or subsequent repurchases. See "Proposal No. 3—Approval of an Increase in Our Registered Share Capital."

        Swiss corporations generally must maintain a separate company, unconsolidated "statutory" balance sheet for the purpose of determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Our auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and our Proposed Swiss Articles. Dividends usually are due and payable shortly after the shareholders have passed a resolution approving the payment.

        We will be required under Swiss law to make any distributions which are in the form of a capital reduction out of registered share capital as denominated in Swiss francs. We intend to make any future distributions and dividend payments to holders of our shares in US dollars converted from Swiss francs at the relevant exchange rate. The transfer agent will be responsible for paying the US dollars to registered holders of shares, less amounts, if any, subject to Swiss withholding tax. We expect any dividend payments made after January 1, 2011 to be made out of contributed surplus (as determined for Swiss tax purposes) converted from Swiss francs into US dollars at the exchange rate in effect on the date of the relevant shareholder resolution. For information about deduction of Swiss withholding tax from dividend payments, see "Material Tax Considerations—Swiss Tax Considerations."

Repurchases of Registered Shares

        The Swiss Code limits a corporation's ability to hold or repurchase its own registered shares. We and our subsidiaries may only repurchase shares to the extent that sufficient freely distributable reserves (including contributed surplus as determined for Swiss tax purposes) are available. See "—Dividends and Distributions." The aggregate par value of our registered shares held by us and our subsidiaries may not exceed 10% of our registered share capital. We may repurchase our registered shares beyond the statutory limit of 10%, however, only if the shareholders have adopted a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the registered shares represented at the general meeting. Repurchased registered shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about Swiss withholding tax and share repurchases, see "Material Tax Considerations—Swiss Tax Considerations—Repurchases of Shares."

General Meetings of Shareholders and Voting Rights

  General Meetings of Shareholders

        The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. The following powers will be vested exclusively in the shareholders meeting:

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  adoption and amendment of our articles of association;

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  election of members of the board of directors and the auditor;

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  approval of the annual business report, the unconsolidated Swiss statutory financial statements and the consolidated financial statements;

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  payments of dividends and any other distributions of capital to shareholders;

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  discharge of the members of the board of directors from liability for business conduct during the previous fiscal year to the extent such conduct is known to the shareholders; and

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  any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors, unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code.

        Under the Swiss Code and our Proposed Swiss Articles, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose of approving the annual financial statements and the annual business report and the annual election of directors. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholders meeting be held or that an item be included on the agenda and, in the case of an election of directors, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given, except for proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation (described below). No previous notification will be required for proposals concerning items included on the agenda or for items for general discussion at the meeting as to which no vote is taken.

        Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

        An extraordinary general meeting of shareholders may be called upon the resolution of our board of directors or, under certain circumstances, by the auditor. In addition, our board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears to the board of directors from the stand-alone annual statutory balance sheet that half of our share capital and reserves are not covered by our assets. In the latter case, our board of directors immediately must convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

        Under our Proposed Swiss Articles, any shareholder in compliance with the legal requirements may request that an item be included on the agenda of a general meeting of shareholders and may nominate one or more directors for election. A request for inclusion of an item on the agenda or a nominee must be in writing, must specify the items and proposals and certain other information, and must be submitted in accordance with certain advance notice procedures, which generally require such requests to be received by us at least 120 calendar days before the first anniversary of the date that our proxy statement was released to shareholders in connection with the previous year's annual general meeting. No prior notice is required to bring proposals (including the nomination of persons for election to the board of directors) prior to or at a general meeting of shareholders where such proposals relate to items that are already included on the agenda for that meeting.

        Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

        Our annual report and auditor's report must be made available for inspection by the shareholders at our place of incorporation no later than 20 calendar days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

  Voting

        Each registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in the share register as a shareholder with voting rights or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder, in each case subject to certain limitations (see "—Limitation on Voting Rights"). Our Proposed Swiss Articles contain a provision regarding voting rights that is required by Swiss law for Swiss companies that issue registered shares (as opposed to bearer shares). This provision provides that, to be able to exercise voting rights, holders of shares must apply to us for enrollment in our share register (Aktienbuch) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from our transfer agent, which we expect will be BNY Mellon Shareowner Services after the Swiss Continuation. In order to exercise their voting rights, shareholders will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights. Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees. Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee. Failing registration as a shareholder with voting rights, shareholders may not participate in or vote at our shareholders' meetings, but will be entitled to dividends, distributions, preemptive rights, advance subscription rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders' meeting.

        Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

        Pursuant to our Proposed Swiss Articles, shareholders generally pass resolutions and elect directors and auditors by the affirmative vote of an absolute majority of the registered shares represented at the general meeting of shareholders unless otherwise provided by law or our articles of association. An absolute majority means at least half plus one additional vote represented at the meeting.

        With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares held by him and entitled to vote for as many persons as there are directors to be elected. Our Proposed Swiss Articles do not provide for cumulative voting for the election of directors.

        The chairperson of the general meeting may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

  Limitation on Voting Rights

        Subject to certain exemptions, and if Proposal No. 12 is approved, our Proposed Swiss Articles will limit the number of registered shares that may be voted by a single shareholder or a group of shareholders acting in concert to 15% of our registered share capital. In particular, no shareholder may be registered in the share register as a shareholder with voting rights for more than 15% of the registered share capital, and no shareholder may cast votes at a general meeting of shareholders in excess of 15% of the registered share capital. To avoid circumventions of these registration and voting limitations, persons acting in concert are counted as one person.

  Supermajority Voting

        The Swiss Code and our Proposed Swiss Articles require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting, to approve the following matters:

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  the amendment to or the modification of our corporate purpose;

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  the creation of shares with preferred voting rights;

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  the restriction on the registration of shares and, if Proposal No. 13 is approved, any amendment in relation thereto;

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  if Proposal No. 12 is approved, the restriction on the exercise of the right to vote and, if Proposal No. 13 is approved, any amendment in relation thereto;

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  an authorized or conditional increase in the nominal share capital;

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  an increase in the nominal share capital through the conversion of capital surplus, through a contribution in kind, or in exchange for an acquisition of assets, or a grant of special privileges;

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  the restriction or withdrawal of preemptive or advance subscription rights;

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  a change in our place of incorporation;

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  our dissolution;

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  a merger, demerger, conversion or other transaction as enumerated in Switzerland's Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the "Merger Act") to the extent required by the Merger Act; and

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  if Proposal No. 13 is approved, the amendment of certain articles which relate to restrictions on the registration and voting of our shares, and certain other provisions.

        As discussed below, under "—Anti-Takeover Provisions," certain supermajority voting requirements apply to business combinations and similar transactions.

        Moreover, under our Proposed Swiss Articles, the approval of the amendment of certain articles (which relate to the inability of shareholders to act by written consent, certain restrictions on business combinations with "interested persons" and the vote required for amendment of these two provisions) require approval by the affirmative vote of 80% of the outstanding shares entitled to vote on the relevant record date.

        In addition, our Proposed Swiss Articles provide that the removal of a member of the board of directors shall require the resolution of the general meeting of shareholders passed by at least the majority of the votes of all existing shares entitled to vote.

  Quorum for General Meetings

        According to our Proposed Swiss Articles, all resolutions and elections made by the shareholders' meeting require the presence of half plus one of all shares entitled to vote. Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in a company's articles of association.

Inspection of Books and Records

        Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss corporation may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company's business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders also may ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders' questions to the extent necessary for the exercise of shareholders' rights and subject to the need to protect business secrets or other material interests of the corporation.

Special Investigation

        Any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation if this is necessary for the exercise of shareholder rights. If the general meeting of shareholders approves the proposal, we or any shareholder, within 30 calendar days after the general meeting of shareholders, may request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board or an officer infringed the law or our articles of association and thereby damaged us or our shareholders. The costs of the investigation generally would be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

        Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a "demerger" may take two forms:

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  a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

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  a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and retaining their equity securities in the transferring entity.

        If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See "—General Meetings of Shareholders and Voting Rights."

        Swiss corporations may be acquired through the direct acquisition of their share capital. With respect to corporations limited by shares, the Merger Act provides for the possibility of a so-called "cash-out" or "squeeze-out" merger if the acquirer holds 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation, for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation. For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that, if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

        In addition, under Swiss law, the sale of the overwhelming part of the corporation's assets may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

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  the corporation sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

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  the corporation's assets, after the divestment, are not invested in accordance with the corporation's statutory business purpose; and

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  the proceeds of the divestment are not earmarked for reinvestment in accordance with the corporation's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the corporation's business.

        If all of the foregoing apply, a shareholder resolution likely would be required.

Anti-Takeover Provisions

        Our Proposed Swiss Articles contain provisions that could be considered anti-takeover provisions because they would make it harder for a third party to acquire us without the consent of our incumbent board of directors.

        Subject to certain exemptions, and if Proposal No. 12 is approved, our Proposed Swiss Articles will limit the number of registered shares that may be registered and/or voted by a single shareholder or group of shareholders acting together to 15% of our registered share capital.

        Our Proposed Swiss Articles authorize our board of directors to issue new registered shares from authorized or conditional capital (in either case, representing a maximum of 50% of the share capital registered in the commercial register), without shareholder approval and without regard for shareholders' preemptive rights or advance subscription rights, for the purpose of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which the board of directors, upon consultation with an independent financial advisor, has not recommended acceptance to the shareholders. In the case of issuances from authorized capital, this authorization will expire at the end of an initial two-year period ending on the second anniversary of the Special General Meeting (expected to be June 22, 2011), and any subsequent two-year period, unless re-authorized each time by shareholders. In addition, the New York Stock Exchange, on which our shares are and will continue to be listed, requires shareholder approval for issuances of shares equal to 20% or more of the outstanding shares or voting power, with limited exceptions.

        As is the case with our current Bye-laws, our Proposed Swiss Articles require a special supermajority for any resolution of the general meeting of shareholders to engage in a business combination with an "interested shareholder" (one who acquired 15% or more of the share capital recorded in the commercial register without prior approval of the board of directors) for a period of three years following the time that such person became a 15% shareholder, subject to certain exceptions discussed below. The supermajority required is the affirmative vote of at least two-thirds of all the shares entitled to vote which are not owned by the interested shareholder. Such a vote will not be required if:

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  the board of directors approved the business combination prior to the time the shareholder became an interested shareholder; or

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  upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested shareholders) those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

        Also, as is the case with our current Bye-laws, our Proposed Swiss Articles provide that shareholders may act only at general meetings and not by written consent and, subject to certain exceptions, shareholders must comply with advance notice provisions for nominating directors or presenting other proposals at general meetings.

Corporate Governance

        In addition to articles of association, Swiss corporations enact organization rules in the form of organizational regulations which further define the task and duties of the board of directors and executive management. The organizational regulations are enacted and amended by the board of directors. The Proposed Organizational Regulations that our board of directors is expected to enact immediately following the Swiss Continuation are attached hereto as Annex B. To the extent possible under Swiss law, these organizational regulations are consistent with the analogous provisions in our current Bye-laws. The significant differences between our Proposed Swiss Articles and Proposed Organizational Regulations and our current Bye-laws are included in the discussion under "Comparison of Shareholder Rights Before and After the Swiss Continuation."

Duration; Dissolution; Rights upon Liquidation

        Our duration is unlimited. We may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if we become bankrupt, or for cause at the request of shareholders holding at least 10% of our registered share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

Uncertificated and Certificated Shares

        We are authorized to issue registered shares in certificated or uncertificated form.

Stock Exchange Listing

        Upon the completion of the Swiss Continuation, we expect our registered shares to continue to be listed on the New York Stock Exchange and trade under the symbol "TEL." We do not plan to continue to list our shares on the Bermuda Stock Exchange after the Swiss Continuation.

No Sinking Fund

        The registered shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        The registered shares will be duly and validly issued, fully paid and nonassessable.

No Redemption or Conversion

        The registered shares are not convertible into shares of any other class or series or subject to redemption either by us or by the holder of the shares.

Transfer and Registration of Shares

        We have not imposed any restrictions applicable to the transfer of our registered shares, with the exception of the registration of shares and of voting rights (see "—General Meetings of Shareholders and Voting Rights—Limitation on Voting Rights"). Our share register will initially be kept by BNY Mellon Shareowner Services, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

 COMPARISON OF SHAREHOLDER RIGHTS BEFORE AND AFTER THE SWISS CONTINUATION

        Your current rights as a shareholder are governed by Bermuda law and our memorandum of association and Bye-laws. After the Swiss Continuation, your rights will be governed by Swiss law and our articles of association and organizational regulations.

        Many of the attributes of our shares will be similar before and after the Swiss Continuation. There will be differences, however, between your rights under Swiss law and your rights under the corporate statutory and common law of Bermuda. Bermuda corporate statutory law is modeled on certain provisions of the corporate statutory law of England and Wales and the common law of England and Wales is highly persuasive authority as to questions of Bermuda common law. In addition, there are differences between our current Bermuda memorandum of association and Bye-laws and our Proposed Swiss Articles and Proposed Organizational Regulations. There are no material differences between these documents (other than the matters being presented to shareholders separately in Proposals No. 12 and No. 13) except for changes (i) that are required by Swiss law (i.e., certain provisions of the Bye-Laws were not replicated in the Proposed Swiss Articles because Swiss law would not permit such replication, and certain provisions were included in the Proposed Swiss Articles although they were not in the Bye-Laws because Swiss law requires such provisions to be included in the articles of association of a Swiss public company), or (ii) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of the company following the Swiss Continuation.

        The following discussion is a summary of material changes in your rights resulting from the Swiss Continuation. This summary is not complete and does not cover all of the differences between Swiss law and Bermuda law affecting companies and their shareholders or all the differences between our Bermuda memorandum of association and Bye-laws and our Proposed Swiss Articles and Proposed Organizational Regulations. It is subject to the complete text of the relevant provisions of the Swiss Code, in particular articles 620 through 763 of the Swiss Code and the Merger Act, the Bermuda Companies Act, our Bermuda memorandum of association and Bye-laws and our Proposed Swiss Articles and Proposed Organizational Regulations, which are attached to this proxy statement/prospectus as Annex A and Annex B. We encourage you to read these materials. For information as to how you can obtain our Bermuda memorandum of association and Bye-laws, see "Where You Can Find More Information."

        In the discussion below, we refer to Tyco Electronics Ltd. as currently incorporated in Bermuda as "Tyco Electronics (Bermuda)" and as proposed to be incorporated in Switzerland as "Tyco Electronics (Switzerland)."

Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Authorized and Issued Shares	Common shares, par value US$ 0.20 per share, 1,000,000,000 authorized, 458,002,231 shares outstanding at December 26, 2008, net of 42,262,226 shares held in treasury.

Preferred shares, par value US$ 0.20 per share, 125,000,000 shares authorized, none outstanding at December 26, 2008.	We will not know the precise number of registered shares or their par value until immediately prior to the Swiss Continuation, as our issued share count may change depending upon the exercise of outstanding stock options and the vesting of restricted stock units, the number of treasury shares to be cancelled may change, and the US dollar/Swiss franc exchange rate fluctuates. In connection with the Swiss Continuation, we intend to eliminate all of our authorized preferred shares (none of which are issued) and to cancel all but an estimated 10.0 million common shares held in treasury. Assuming that the number of our issued shares at the effective time of the Swiss Continuation is approximately 500.3 million, that after cancelling an estimated 32.3 million shares currently held in treasury we retain an estimated 10.0 million shares in

Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
treasury, and that the US dollar/Swiss franc exchange rate is $1:1.1713 (a rate in effect on March 5, 2009), the par value of a share would increase from approximately CHF 0.23 to an amount equal to approximately CHF 2.81 (approximately US$ 2.40), and our registered share capital would be approximately CHF 1.3 billion (approximately US$ 1.1 billion). The estimated share capital above does not reflect any reduction in registered capital that would occur when Proposal No. 4 is implemented (relating to the proposed distributions in the form of capital reductions).

The board of directors of Tyco Electronics (Switzerland) will be authorized to issue new registered shares at any time during a two-year period commencing on the date of registration of the authorized share capital in the commercial register and thereby increase the registered share capital, without shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which would be approximately CHF 658.0 million, or approximately 234.0 million registered shares, based on the assumptions described above. This authorization will expire at the end of the initial two-year period ending on the second anniversary of the Special General Meeting (expected to be June 22, 2011), and any subsequent two-year period, unless re-authorized each time by shareholders.

In addition, for certain purposes, the board of directors of Tyco Electronics (Switzerland) will be authorized to issue registered shares from conditional capital up to a maximum amount of 50% of the share capital registered in the commercial register.

These provisions are intended to replicate, as far as it is possible to do so consistent with Swiss law, the authority afforded to the board of directors of Tyco Electronics (Bermuda) to issue shares, on the one hand, and options, warrants or similar securities or rights to acquire shares, on the other hand.
But see "—New York Stock Exchange Shareholder Approval Requirements."

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Preferred Shares
The board of directors may authorize the issuance of one or more classes of preferred shares, having such rights and preferences as the board of directors may determine, without the need to obtain shareholder approval. This is generally known as "blank check" preferred stock.
"Blank check" preferred stock is not a recognized concept under Swiss law. The board of directors may create shares with a liquidation preference or dividend preference only with the approval of a majority of the voting rights represented at a general meeting. Moreover, the creation of shares with preferential voting rights requires a supermajority vote, as described below.
Variation of Rights
If, at any time, the share capital of Tyco Electronics (Bermuda) is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the terms of issue of the shares of that class, may be altered or abrogated with the written consent of the holders of not less than three-fourths in nominal value of the issued shares of that class, or by resolution passed at a separate general meeting of the holders of shares of that class by not less than three-fourths of the votes cast.
The board of directors of Tyco Electronics (Switzerland) may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the meeting.

Three or more shareholders, present in person or by proxy, together holding or representing not less than one-third in nominal value of the issued shares of a class, in person or by proxy, constitute a quorum at a general meeting held for this purpose; provided that, if the relevant class of shareholders has only one shareholder, one shareholder shall constitute the necessary quorum.
Shareholders, present in person or by proxy, together holding or representing a majority of the par value of Tyco Electronics (Switzerland) registered shares constitute a quorum at a general meeting held for this purpose. In addition, the general quorum for general meetings applies (see "Description of Our Share Capital After the Swiss Continuation—General Meetings of Shareholders and Voting Rights—Quorum for General Meetings").
Preemptive Rights and Advance Subscription Rights	None.
Holders of shares of Tyco Electronics (Switzerland) generally will be entitled to preemptive rights and advance subscription rights in relation to new registered shares or rights in proportion to the par value that the new registered shares bear to the par value of shares outstanding before a new issuance. These preemptive rights and advance subscription rights, however, are limited under Tyco Electronics (Switzerland)'s Proposed Swiss Articles as described below.

Shareholders, with the affirmative vote of holders of two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting, may withdraw or limit the preemptive and advance subscription rights for valid reasons, such as a merger, an acquisition or any of the

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
reasons authorizing the board of directors to withdraw or limit such rights as described under "Description of Our Share Capital After the Swiss Continuation—Preemptive Rights and Advance Subscription Rights." In addition, a general meeting of shareholders that approves the creation of authorized or conditional capital may delegate the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to the board of directors, subject to certain limitations. Our board of directors will be authorized pursuant to our Proposed Swiss Articles to withdraw or limit preemptive rights with respect to the issuance of registered shares from authorized capital and to withdraw or limit advance subscription rights with respect to the issuance of registered shares from conditional capital (in each case, up to a maximum of 50% of the company's registered share capital) under various circumstances (as to certain of which there is limited precedent) of the nature described under "Description of Our Share Capital After the Swiss Continuation—Preemptive Rights and Advance Subscription Rights." The circumstances under which the board of directors of Tyco Electronics (Switzerland) may withdraw or limit preemptive and advance subscription rights have been selected to replicate, as far as it is possible to do so consistent with Swiss law, the authority afforded the board of directors of Tyco Electronics (Bermuda) to issue shares or options, warrants or similar securities or rights to acquire shares without preemptive or advance subscription rights.
But see "—New York Stock Exchange Shareholder Approval Requirements."
New York Stock Exchange Shareholder Approval Requirements
	New York Stock Exchange rules require shareholder approval for issuances of shares equal to 20% or more of the outstanding shares or voting power and for the adoption of equity-based compensation plans, with limited exceptions.	Same.
Dividends and Distributions
The board of directors may declare and pay dividends as long as there are no reasonable grounds for believing that Tyco Electronics (Bermuda) is, or after payment of the dividend would be, unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and its issued share capital and share
If Tyco Electronics (Switzerland) has not established a general reserve equal to 20% of the corporation's registered capital prior to the distribution of dividends, 5% of the annual profits must be allocated to this reserve until the 20% threshold is reached, whereupon dividends may be paid thereafter. Under Swiss law, Tyco

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
premium accounts.

Dividends are normally payable in US dollars, but holders with a registered address in the United Kingdom and other countries outside the United States may receive payment in another currency.	Electronics (Switzerland) may pay dividends as long as it has sufficient distributable profits from the previous fiscal year or if it has freely distributable reserves, each as presented on the audited annual unconsolidated stand-alone statutory balance sheet.

Distributions made out of the registered share capital may be made by way of a capital reduction. Distributions also may be made out of capital surplus. In each case, the affirmative vote of the holders of a majority of the votes present in person or represented by a proxy at a duly constituted general meeting is required.
We expect our shareholders will authorize Tyco Electronics (Switzerland) to continue to make distributions to its shareholders by way of a reduction of capital, which does not require the payment of Swiss withholding tax, and which will require annual approval of shareholders at our annual general meeting. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, dividends and distributions to shareholders may also be made out of contributed surplus (as determined for Swiss tax purposes) without any requirement to pay Swiss withholding tax.
Dividends, including distributions out of registered share capital or contributed surplus, must be declared in Swiss francs. However, Tyco Electronics (Switzerland) intends to pay all dividends, including from registered share capital or contributed surplus, in US dollars at the US dollar/Swiss franc exchange rate in effect on the date of the resolutions of the shareholders approving such distributions and dividends.
Issuance of Options and Repurchase of Shares
The board of directors has the power, subject to applicable shareholder approval requirements under law and stock exchange rules, to cause Tyco Electronics (Bermuda) to issue options and warrants to purchase shares, as well as the power to repurchase its shares, without any further shareholder authorization.
The board of directors has the power to cause Tyco Electronics (Switzerland) to repurchase its shares, so long as the total nominal value of the shares acquired does not exceed 10% of the registered share capital. If the board of directors wishes to repurchase shares where the nominal of value of such shares would exceed 10% of the registered share capital, the board must obtain shareholder approval. Shares repurchased over the 10% threshold must be cancelled. Any cancellation of shares would require shareholder approval. The

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
board of directors has the power to cause Tyco Electronics (Switzerland) to issue options, warrants and other securities (including, without limitation, restricted stock units and deferred stock units) or contractual obligations conveying rights to convert, exchange, or subscribe to shares in Tyco Electronics (Switzerland).

	New York Stock Exchange rules separately require shareholder approval for the adoption of equity-based compensation plans and for issuances of shares equal to 20% or more of the outstanding shares or voting power, with limited exceptions.	Same.
Quorum and Voting Rights
At any general meeting, votes may be given in person or by proxy and each holder of shares is entitled to one vote for each common share. Under Tyco Electronics (Bermuda)'s Bye-laws, shareholders, in person or by proxy, entitled to exercise a majority of the voting power on the relevant record date, constitute a quorum at a general meeting except as provided under "—Variation of Rights" above.

Under Bermuda law, questions proposed for consideration at a company's general meeting are decided by a simple majority vote or by the vote required by the bye-laws, except where a greater majority is required by law.

With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares (entitled to vote) held by him for as many persons as there are directors to be elected.
Each registered share for which a shareholder has been entered into the shareholders' register as a shareholder with voting rights carries one vote at a general meeting of shareholders. According to Tyco Electronics (Switzerland)'s Proposed Swiss Articles, all resolutions and elections made by the shareholders' meeting require the presence of half plus one of all shares entitled to vote.

Under Tyco Electronics (Switzerland)'s Proposed Swiss Articles, subject to certain exemptions, and if Proposal No. 12 is approved, the number of registered shares that may be voted by a single shareholder or a group of shareholders acting in concert will be limited to 15% of our registered share capital. In particular, no shareholder may be registered in the share register as a shareholder with voting rights for more than 15% of the registered share capital, and no shareholder may cast votes at a general meeting of shareholders in excess of 15% of the registered share capital. To avoid circumventions of these registration and voting limitations, persons acting in concert are counted as one person.

Pursuant to Tyco Electronics (Switzerland)'s Proposed Swiss Articles, shareholders will generally pass resolutions and elect directors and auditors by the affirmative vote of an absolute majority of the share votes represented at the general meeting of shareholders unless otherwise provided by law or our articles of association. An absolute majority means at least half plus

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
one additional vote represented at the meeting.

With respect to the election of directors, each holder of registered shares entitled to vote at the election will have the right to vote, in person or by proxy, the number of registered shares (entitled to vote) held by him for as many persons as there are directors to be elected.
Supermajority Voting
Under Bermuda law and Tyco Electronics (Bermuda)'s Bye-laws, the approval of more than a majority of the outstanding voting shares is required in connection with, among others, the alteration or abrogation of all or any special rights that may be attached to a class of shares which requires the sanction of a resolution passed at a separate general meeting of the holders of shares of that class
Under Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles, the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting is required to approve the following matters:

	by a majority of not less than 75 percent of the votes cast. See also "—Sale, Lease or Exchange of Assets and Mergers."	•	the amendment to or the modification of our corporate purpose;
		•	the creation of shares with preferred voting rights;
		•	the restriction on the registration
of shares and, if Proposal No. 13
is approved, any amendment in
relation thereto;
		•	if Proposal No. 12 is approved,
the restriction on the exercise of the
right to vote and if Proposal No. 13
is approved, any amendment in relation thereto;
		•	an authorized or conditional increase in the nominal share capital;
		•	an increase in the nominal share capital through the conversion of capital surplus, through a contribution in kind, or in exchange for an acquisition of assets, or a grant of special privileges;
		•	the restriction or withdrawal of preemptive rights or advance subscription rights;
		•	a change in our place of incorporation;
		•	dissolution;
		•	a merger, demerger, conversion or other transaction as enumerated in the Merger Act to the extent required by the Merger Act; and

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
• if Proposal No. 13 is approved, the amendment of certain articles which relate to restrictions on the registration and voting of our shares, and certain other provisions.

	In addition, pursuant to Tyco Electronics (Bermuda)'s Bye-laws, certain business combinations with interested shareholders require an affirmative vote of at least two-thirds of the shares entitled to vote which are not owned by interested shareholders, as discussed under "—Anti-Takeover Provisions—Restrictions on Certain Business Combinations."	Same.

Under Tyco Electronics (Bermuda)'s Bye-laws, the approval of the amendment of certain Bye-laws (which relate to issuance of preferred shares by the board of directors; no action by written consent; number, election and term of directors; shareholder rights plans; business combinations; and the vote required for Bye-law amendments) require approval by the affirmative vote of 80% of the total votes of shares entitled to vote on the relevant record date. However, if Proposal No. 2 is approved, the supermajority vote requirement to amend the Bye-laws relating to certain of these matters will be eliminated whether or not the Swiss Continuation takes place.
Same after giving effect to Proposal No. 2. Pursuant to Tyco Electronics (Switzerland)'s Proposed Swiss Articles, the approval of the amendment of certain articles (which relate to the inability of shareholders to act by written consent, the restrictions on business combinations with interested shareholders referred to above and the vote required for amendment of these two provisions) will require the affirmative vote of 80% of the outstanding shares entitled to vote on the relevant record date.
For further information, refer to "Description of Our Share Capital After the Swiss Continuation—General Meeting of Shareholders and Voting Rights—Supermajority Voting."
Election of Directors
Directors are elected at the annual general meeting of shareholders. Directors are elected by the affirmative vote of the holders of a majority of the votes cast by the holders of common shares at the meeting.

Only persons who are nominated in accordance with the procedures set forth in Tyco Electronics (Bermuda)'s Bye-laws are eligible for election as directors. Nominations of persons for election to the board of directors may be made at any annual general meeting of shareholders, or at any special general meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the board of directors, (b) by any shareholders of Tyco Electronics (Bermuda) pursuant to the valid exercise of the power granted under the Bermuda Companies Act, or (c) by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in Tyco Electronics (Bermuda)'s Bye-laws and on the
Directors are elected at the annual general meeting of shareholders. Directors are elected by the affirmative vote of an absolute majority of the votes represented. An absolute majority means at least half plus one additional vote represented at the general meeting.

Nominations of persons for election to the board of directors may be made at any time prior to the shareholders meeting under Tyco Electronics (Switzerland)'s Proposed Swiss Articles, provided that the notice procedures set forth below are complied with. No prior notice is required to nominate a person for election prior to or at the shareholders meeting where such election is already on the agenda for that meeting.

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
record date for the determination of shareholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth below.
Vacancies in the Board of Directors	The directors then in office have the power to fill casual vacancies on the board of directors.	Under Swiss law, a shareholder vote is required to fill vacancies on the board of directors.
Board of Directors
Tyco Electronics (Bermuda)'s Bye-laws provide that the number or maximum number of directors shall be such number not less than two as the board of directors by resolution may from time to time determine. The shareholders do not have power to determine the number or maximum number of directors. Tyco Electronics (Bermuda) currently has 11 directors.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles provide that the board of directors shall consist of at least two directors. The shareholders have an exclusive right to determine the size of the board.
Term of Office of Directors
	Tyco Electronics (Bermuda)'s Bye-laws specifically provide for the election of directors at each annual general meeting of Tyco Electronics (Bermuda) and that each director shall hold office until the next annual election of directors and until his or her successor shall be elected and shall qualify.	Same.
Quorum for Board and Committee Meetings
	A majority of directors then in office constitutes a quorum for any meeting of the board. The quorum at a meeting of a committee of the board of directors is a majority of the members of the committee.	Same.
Special Meetings of the Directors	Special meetings may be called by the Chairman of the Board, the Chief Executive Officer, or by written application of four directors.
Special meetings may be called by the Chairman, upon the request of any director or the Chief Executive Officer, pursuant to Tyco Electronics (Switzerland)'s Proposed Organizational Regulations, subject to providing a reason for so requesting a meeting.
Resignation, Removal and Disqualification of Directors
The office of a director is vacated if he or she resigns by notice in writing or is removed with cause by a majority vote of shares outstanding and entitled to vote for the election of directors. Only shareholders may remove a director, and they may do so only with cause.
The office of a director is vacated if he or she resigns by notice. Only the shareholders may remove a director, and they may do so with or without cause by resolution at a shareholders' meeting where such removal was properly set on the agenda.
Board Committees	All committee members must be directors. Committee proceedings are regulated by the committees.	All committee members must be directors. Committee proceedings are regulated by the organizational regulations.
Notice of Meetings of Shareholders	Tyco Electronics (Bermuda)'s Bye-laws require notice of a general or special meeting of shareholders be given not less than 5 calendar days and not more than 60 calendar days prior to a meeting.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles require notice of a general or special meeting of shareholders to be published in the Swiss Official Journal of Commerce no less than 20 calendar days prior to a meeting.

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Special Shareholder Meetings
The board of directors is required to convene a special general meeting at the request of shareholders holding not less than 10% of paid up voting capital. The meeting request must state the purpose of the proposed meeting.
The board of directors is required to convene an extraordinary general meeting of shareholders at the request of shareholders holding not less than 10% of registered shares. The meeting request must specify the items for the agenda and their proposals.
Shareholder Action by Written Consent	Shareholders may not take action and pass resolutions by written consent.	Same.
Advance Notice of Director Nominations and Shareholder Proposals
Tyco Electronics (Bermuda)'s Bye-laws provide that no business may be transacted at an annual general or special general meeting of shareholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, (c) otherwise properly brought before the meeting by any shareholder pursuant to the valid exercise of the power granted under the Bermuda Companies Act, or (d) otherwise properly brought before the meeting by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in Tyco Electronics (Bermuda)'s Bye-laws and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the advance notice procedures set forth below; provided, in each case, that such business proposed to be conducted is, under applicable law, an appropriate subject for shareholder action.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles provide for substantially the same advance notice and director nomination procedures as Tyco Electronics (Bermuda)'s Bye-laws. However, under Swiss law, nominations of persons for election to the board of directors may be made prior to or at the shareholders' meeting provided that the election of directors is a matter that has been included in the agenda.

As a general rule, under Swiss law, no prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.

In order to comply with the advance notice procedures of Tyco Electronics (Bermuda)'s Bye-laws, a shareholder must give written notice to the corporate secretary on a timely basis. To be timely for an annual general meeting, notice must be delivered, or mailed and received, at least 120 days in advance of the first anniversary of the date that we released the proxy statement for the preceding year's annual general meeting, subject to certain exceptions.

To be timely for a special general meeting, notice must be delivered, or mailed and received, by the later of 120 days in advance of the meeting and the date that is ten days after the date of the first public announcement of the date of the meeting.
For nominations to the board, the notice must include all information about the director nominee that is required to be

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
disclosed by SEC rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act and such other information as we reasonably may require to determine the eligibility of the proposed nominee.

For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting, a discussion of any material interest of the shareholder in the business, a statement in support of the matter and any other information required by Rule 14a-8 under the Exchange Act. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder's holdings of our shares.
With respect to special meetings of shareholders, only the business brought before the special meeting in accordance with the Bye-laws may be conducted at the meeting.
Qualification of Proxy	Tyco Electronics (Bermuda)'s Bye-laws do not limit who may be appointed as a proxy and specifically provide that a shareholder may appoint a proxy who is not a shareholder.	Same.
Anti-Takeover Provisions
Preferred Shares
Tyco Electronics (Bermuda)'s Bye-laws permit the board of directors to authorize, without shareholder approval, the issuance of preferred shares in one or more series and to fix for each series the number of shares which constitute the series, the voting power of the shares, and the designations, preferences and rights of, and qualifications, limitations or restrictions on, the shares. The issuance of such shares could be used to increase the number of outstanding shares and make a third party acquisition more difficult.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles do not permit its board of directors to authorize the issuance of preferred shares (or any other special class of shares) without shareholder approval.
Voting Limitation	None.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles contain a provision regarding voting rights that is required by Swiss law for Swiss companies that issue registered shares (as opposed to bearer shares). This provision provides that to be able to exercise voting rights, holders of shares must apply to us for enrollment in our share register (Aktienbuch) as shareholders with voting rights.

Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Registered holders of shares may obtain the form of declaration from our transfer agent, which we expect will be BNY Mellon Shareowner Services after the Swiss Continuation. Shareholders will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights.

If Proposal No. 12 is approved, no individual or legal entity will be permitted to, directly or indirectly, formally, constructively or beneficially own or otherwise control voting rights ("Controlled Shares"), and therefore be registered as a shareholder with voting rights, with respect to 15% or more of the registered share capital. Notwithstanding the above, if and so long as the Controlled Shares of any individual or legal entity constitute 15% or more of the share capital, such individual or legal entity shall be entitled to cast votes at any annual general or special shareholders' meeting up to the 15% threshold. "Controlled Shares" are all shares of Tyco Electronics (Switzerland) directly, indirectly or constructively or beneficially owned by such individual or entity. Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. The board of directors may exempt shareholders from the registration and/or voting limitation in accordance with Swiss law, including nominees of clearing organizations for our shares.

Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in any other manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the regulations concerning the limitation on registration are considered as one shareholder or nominee.

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws		Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations

Failing registration as a shareholder with voting rights, shareholders may not participate in or vote at our shareholders' meetings, but will be entitled to dividends, distributions, preemptive rights, advance subscription rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders' meeting.
Shareholder Rights Plan
	The board of directors is authorized to adopt a shareholder rights plan without shareholder approval (i.e., a plan involving the issuance of securities below market price to some but not all shareholders as a takeover defense).		Shareholder approval would be required to adopt such a shareholder rights plan.
Restrictions on Certain Business Combinations
	Pursuant to Tyco Electronics (Bermuda)'s Bye-laws, Tyco Electronics (Bermuda) is prohibited from engaging in a "business combination" with any "interested shareholder" (each, as defined in the Bye-laws) for a period of three years following the time that such shareholder became an interested shareholder unless:		Same.
	•	prior to such time the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;
•
upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of Tyco Electronics (Bermuda) outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested shareholders) those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual general meeting or special general meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting shares which are not owned by the interested shareholder.

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Other Provisions that May have an Anti-Takeover Effect	As described above, shareholders may not act by written consent.	Same.
	As described above, shareholders are subject to advance notice provisions for nominations of directors and other proposals.	Same (subject to exceptions described above).
Liquidation	Upon liquidation, shareholders are entitled to receive any assets remaining after the payment of our debts and the expenses of the liquidation, subject to special rights of any other class of shares.	Same.
Sale, Lease or Exchange of Assets and Mergers
Under Bermuda law, there is no requirement for a company's shareholders to approve a sale, lease or exchange of all or substantially all of a company's property and assets. Tyco Electronics (Bermuda)'s Bye-laws provide that the affirmative vote of the holders of record of a majority of the outstanding shares, subject to any additional vote required with respect to certain business combinations (as discussed under "—Anti-Takeover Provisions—Restrictions on Certain Business Combinations") on the relevant record date, shall be required to approve the sale, lease or exchange of all or substantially all of the property and assets of Tyco Electronics (Bermuda). Bermuda law provides that a company may enter into a compromise or arrangement in connection with a scheme for the reconstruction of that company on terms that include the transfer of all or part of the undertaking or the property of that company to another company. Any compromise or arrangement of this kind requires the approval of a majority in number representing
Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders, vote in favor of the transaction.

In addition, under Swiss law, the sale of the overwhelming part of a company's assets may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

three-fourths in value of the creditors or class of creditors or shareholders or class of shareholders, as the case may be, present and voting either in person or by proxy at the meeting, and the sanction of the Bermuda Supreme Court.
• the corporation sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;
	Tyco Electronics (Bermuda)'s Bye-laws provide that an amalgamation pursuant to the Bermuda Companies Act requires the approval of an affirmative vote of the holders	• the corporation's assets, after the divestment, are not invested in accordance with the corporation's statutory business purpose; and
of a majority of the issued shares outstanding
	on the relevant record date or, where such amalgamation constitutes a "business combination" with an "interested shareholder," the supermajority vote discussed in "—Anti-Takeover Provisions—Restrictions on Certain Business Combinations."	• the proceeds of the divestment are not earmarked for reinvestment in accordance with the corporation's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the corporation's business.
If all of the foregoing apply, a shareholder resolution likely would be required.

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Amendments to the Bye-laws, Articles of Association and Organizational Regulations
Pursuant to Tyco Electronics (Bermuda)'s Bye-laws, amendments to certain Bye-laws require the approval of the holders of 80% of the outstanding shares entitled to vote, while others require a majority of the shares present and voting (in person or represented by proxy) and entitled to vote on the matter at a general meeting. See "—Supermajority Voting."
Pursuant to Tyco Electronics (Switzerland)'s Proposed Swiss Articles, amendments to the articles of association require an affirmative vote of an absolute majority of the share votes represented at the general meeting of shareholders provided that any amendment to articles of association providing for a higher quorum or voting threshold requires such higher quorum or voting threshold. See "—Supermajority Voting." Amendments of Tyco Electronics (Switzerland)'s Proposed Organizational Regulations will require an affirmative vote of a majority of the members of the board of directors.
Transfer Agent and Registrar	BNY Mellon Shareowner Services	Same.
Listing	New York Stock Exchange Bermuda Stock Exchange	New York Stock Exchange
Limitation of Liability and Indemnification
Tyco Electronics (Bermuda)'s Bye-laws provide that, as far as is permissible under the Bermuda Companies Act, a director or officer of Tyco Electronics (Bermuda), shall not be personally liable to Tyco Electronics (Bermuda) or its shareholders for any loss arising or liability attaching to such director or officer by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such director or officer may be guilty in relation to Tyco Electronics (Bermuda); provided, however, that this shall not apply to (a) any fraud or dishonesty of such director or officer, (b) such director's or officer's conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of Tyco Electronics (Bermuda), or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the director or officer is not legally entitled.

Further, the Bye-laws provide that, as far as is permissible under the Bermuda Companies Act, Tyco Electronics (Bermuda) shall indemnify any current or former director or officer, against any expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or
As described below, Tyco Electronics (Switzerland)'s limitations on liability and indemnification will be substantially the same as Tyco Electronics (Bermuda)'s, except that Tyco Electronics (Switzerland) cannot indemnify a director or officer for an intentional or grossly negligent breach of his statutory duties.

Tyco Electronics (Switzerland)'s Proposed Swiss Articles provide that it shall indemnify and hold harmless, to the fullest extent permitted by Swiss law, the existing and former members of the board of directors and officers of Tyco Electronics (Switzerland) out of the assets of Tyco Electronics (Switzerland) from and against all threatened, pending or completed actions, suits or proceedings—whether civil, criminal, administrative or investigative—and all costs, charges, losses, damages, liabilities and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the board of directors or an officer of Tyco Electronics (Switzerland), or while serving as a member of the board of

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
she was, is, or is threatened to be made a party, or is otherwise involved (a "proceeding"), by reason of the fact that he or she is or was a director or officer of Tyco Electronics (Bermuda); provided, however, that this provision shall not indemnify any such person against any liability arising out of (a) any fraud or dishonesty in the performance of such person's duty to Tyco Electronics (Bermuda), or (b) such person's conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of Tyco Electronics (Bermuda).

In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Tyco Electronics (Bermuda), Tyco Electronics (Bermuda) is obligated to indemnify each person described above against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to Tyco Electronics (Bermuda), or for conscious, intentional or willful breach of his or her obligation to act honestly and in good faith with a view to the best interests of Tyco Electronics (Bermuda), unless and only to the extent that the Supreme Court in Bermuda or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.	directors or officer of Tyco Electronics (Switzerland) is or was serving at the request of Tyco Electronics (Switzerland) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that this indemnity shall not extend to any matter in which the person is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the board of directors or officer.

The shareholders may adopt a resolution discharging the members of the board of directors of Tyco Electronics (Switzerland) from liability for business conduct during the previous fiscal year. Such release is effective only for facts that have been disclosed and only vis-à-vis Tyco Electronics (Switzerland) and those shareholders who have consented to the resolution. Such a resolution would require the approval of shareholders holding a majority of the registered shares represented at the general meeting.
Auditors
	Shareholders appoint an auditor at each annual general meeting to audit Tyco Electronics (Bermuda)'s consolidated accounts. The auditor holds office until the shareholders appoint another auditor in accordance with the Bermuda Companies Act. If so authorized by a resolution of the shareholders, the board of directors (or an authorized committee) may fix the auditor's fees.	The shareholders will appoint the auditors at the general meeting and the auditors will have powers and duties vested in them by Swiss law.

 EFFECTS OF THE SWISS CONTINUATION

Effect on Registered and Beneficial Shareholders

        To give effect to the Swiss Continuation, we will treat shareholders holding our shares in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Swiss Continuation for their beneficial holders holding our shares in "street name." These banks, brokers or other nominees may apply their own specific procedures for processing the Swiss Continuation. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-Entry" Shareholders

        Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have share certificates evidencing their ownership of our shares. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

  •
  If you hold registered shares in book-entry form, you do not need to take any action.

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  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares

        Some registered shareholders hold all their shares in certificated form or a combination of certificated and book-entry form. If any of your shares are held in certificated form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the Swiss Continuation. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares to the transfer agent. Upon receipt of your share certificate, you will be issued the appropriate number of shares electronically in book-entry form or, if you so choose, in certificated form.

Procedure for Effecting the Swiss Continuation

        If the shareholders approve the Swiss Continuation Proposal, the Supermajority Elimination Proposal and the Swiss Organizational Proposals and the board of directors decides to implement the Swiss Continuation, subject to the satisfaction of the conditions set forth under "The Swiss Continuation and Related Proposals—Conditions to Consummation of the Swiss Continuation," it will become effective promptly following the filing of the requisite documents with the Commercial Register in the Canton of Schaffhausen, Switzerland, on a date determined by the board of directors in accordance with Section 132G and 132H of the Bermuda Companies Act, article 161 of the Swiss Federal Code on International Private Law and articles 620 et seq. of the Swiss Code. Beginning on the effective date, each certificate representing pre-Swiss Continuation shares will be deemed for all corporate purposes to evidence ownership of post-Swiss Continuation shares.

Tax Consequences of the Swiss Continuation

        The tax consequences of the Swiss Continuation to you may be complex and will depend on your specific situation. See "Material Tax Considerations." You are urged to consult your tax advisor for a full understanding of the tax consequences to you of the Swiss Continuation.

 MATERIAL TAX CONSIDERATIONS

        The information presented in this summary is a discussion of certain material U.S. federal income tax, Swiss tax and Bermuda tax consequences of the Swiss Continuation and the increase in registered share capital to our shareholders and to us.

        You should consult your own tax advisor regarding the applicable tax consequences to you of the Swiss Continuation, the increase in registered share capital and of ownership and disposition of our shares under the laws of the United States (federal, state and local), Switzerland, Bermuda, and any other applicable jurisdiction.

U.S. Federal Income Tax Considerations

  Scope of Discussion

        This discussion generally does not address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all of the possible tax consequences of the Swiss Continuation, the increase in registered share capital or of holding and disposing of our shares, and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below also may apply to you. In particular, this discussion deals only with holders that hold their shares as capital assets and does not address the tax treatment of special classes of holders, such as:

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  a holder who, at any time within the five-year period ending on the date of the Swiss Continuation, actually or constructively owned 10% or more of the total combined voting power of all classes of our stock entitled to vote or who, at any time after the Swiss Continuation, actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

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  a bank or other financial institution;

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  a tax-exempt entity;

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  an insurance company;

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  a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes;

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  a person holding shares as part of a "straddle," "hedge," "integrated transaction," or "conversion transaction;"

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  a person holding shares through a partnership or other pass-through entity (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes);

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  a U.S. expatriate;

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  a person who is liable for alternative minimum tax;

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  a broker-dealer or trader in securities or currencies;

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  a U.S. holder whose "functional currency" is not the US dollar;

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  a regulated investment company;

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  a real estate investment trust;

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  a trader in securities who has elected the mark-to-market method of accounting for its securities;

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  a holder who received our shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; or

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  a non-corporate holder who, because of limitations under the U.S. securities laws or other legal limitations, is not free to dispose of our shares without restriction.

        This discussion is based on the laws of the United States, including the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the "U.S. Code," its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings, administrative pronouncements, and the U.S.-Swiss Treaty, each as in effect on the date of this proxy statement/prospectus. These laws may change, possibly with retroactive effect. There can be no assurance that the United States Internal Revenue Service, which we refer to as the "IRS," will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion.

        For purposes of this discussion, a "U.S. holder" is any beneficial owner of our shares that, for U.S. federal income tax purposes, is:

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  an individual citizen or individual resident of the United States,

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  a corporation or other entity taxable as a corporation organized under the laws of the United States or any state thereof including the District of Columbia,

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  an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source, or

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  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or in certain cases, that has elected to be treated as a domestic trust.

        A "non-U.S. holder" of shares is a beneficial owner of our shares that is neither a U.S. holder nor a partnership (nor any other entity or arrangement treated as a partnership for U.S. federal income tax purposes). For purposes of this summary, "holder" or "shareholder" means either a U.S. holder or a non-U.S. holder or both, as the context may require.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships that hold shares, and partners in those partnerships, are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them of the Swiss Continuation, the increase in registered share capital and the ownership and disposition of our shares.

        In the discussion that follows, except as otherwise indicated, it is assumed, as we believe to be the case, that we have not been, and will not be, a passive foreign investment company before the Swiss Continuation and that we will not be a passive foreign investment company after the Swiss Continuation. See "U.S. Holders—Passive Foreign Investment Company Considerations." It is also assumed, as we expect to be the case, that we will continue to be a foreign corporation for the foreseeable future.

  Tyco Electronics

  Consequences of the Increase in Registered Share Capital and Swiss Continuation

        Increase in Registered Share Capital.    In connection with, and subject to, the Swiss Continuation, our board of directors has approved several steps under the Bermuda Companies Act to increase our registered share capital. These steps include an approximately 1-for-12 reverse share split, followed by the issuance of approximately 11 fully paid-up bonus shares per issued share at the new par value of

US$ 2.40 per share. The bonus share issuance will be paid by capitalizing a portion of contributed surplus. Giving effect to these steps, each shareholder will hold the same number of shares, with an increased par value, immediately following the Swiss Continuation as such shareholder held before the Swiss Continuation. For U.S. federal income tax purposes, these two steps should be combined such that holders will be treated as exchanging their existing shares for new shares with an increased par value, a characterization that we refer to as the "Exchange." Based on this characterization, the Exchange will constitute a "reorganization" under Section 368(a)(1)(E) of the U.S. Code, which we refer to as a "Recapitalization." Accordingly, we will not recognize gain or loss for U.S. federal income tax purposes as a result of the increase of registered share capital.

        Swiss Continuation.    The Swiss Continuation will occur by way of a change in place of incorporation under the corporate laws of both Bermuda and Switzerland. The Swiss Continuation will constitute a "reorganization" under Section 368(a)(1)(F) of the U.S. Code, which we refer to as an "F Reorganization." Pursuant to the U.S. Code and the Treasury regulations, Tyco Electronics (Bermuda) will be treated as transferring all of its assets to Tyco Electronics (Switzerland) in exchange for Tyco Electronics (Switzerland) shares and the assumption by Tyco Electronics (Switzerland) of all liabilities of Tyco Electronics (Bermuda). The Tyco Electronics (Switzerland) shares in turn will be treated as having been distributed to our shareholders in exchange for their Tyco Electronics (Bermuda) shares.

  U.S. Holders

  Consequences of the Increase in Registered Share Capital and Swiss Continuation

        Increase in Registered Share Capital.    As discussed above, the Exchange will constitute a Recapitalization. In addition, as to U.S. holders of our shares, the Exchange will constitute a tax-free exchange under Section 1036 of the U.S. Code. As a result, U.S. holders will not recognize taxable gain or loss for U.S. federal income tax purposes on the increase in registered share capital. Further, there are no reporting requirements under the U.S. Code or the Treasury regulations for U.S. holders under either characterization. A U.S. holder's basis and holding period in its shares after the increase in registered share capital will be the same as such holder's basis and holding period in its shares before the increase in registered share capital. We urge U.S. holders who hold their shares with differing bases or holding periods to consult their tax advisors with regard to identifying the bases and holding periods of their shares after the increase in the registered share capital.

        Swiss Continuation.    As discussed above, the Swiss Continuation will constitute an F Reorganization in which a U.S. holder will be deemed to exchange its shares in Tyco Electronics (Bermuda) for shares in Tyco Electronics (Switzerland). Under the U.S. Code and Treasury regulations, U.S. holders generally will not recognize taxable gain or loss upon the deemed exchange of Tyco Electronics (Bermuda) shares solely for Tyco Electronics (Switzerland) shares, although U.S. holders that own, or are treated as owning for U.S. federal income tax purposes, 5 percent or more of our shares immediately after the Swiss Continuation may be required to file a "gain recognition agreement" with the IRS in order to preserve the tax-free treatment of the Swiss Continuation to them. U.S. holders that own, or are treated as owning for U.S. federal income tax purposes, 5 percent or more of our shares should consult their own tax advisors to determine whether to file such an agreement.

        A U.S. holder's basis and holding period in its shares after the Swiss Continuation generally will be the same as such holder's basis and holding period in its shares before the Swiss Continuation. We urge U.S. holders who hold their shares with differing bases or holding periods to consult their tax advisors with regard to identifying the bases and holding periods of their shares after the Swiss Continuation.

  Taxation of Distributions on Our Shares

        Following the Swiss Continuation, the gross amount of any distribution paid with respect to our shares, including any Swiss withholding tax on such amount, will be a dividend for U.S. federal income tax purposes to the extent of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Although the resolutions authorizing distributions will be stated in Swiss francs, the Swiss franc amounts will be converted into US dollar amounts on the date of resolution and distribution will be made in US dollars. The amount of any distribution included in income by a U.S. holder will be the US dollar amounts received by such U.S. holder on the date of such distributions.

        With respect to non-corporate U.S. holders, under current law certain dividends received from a "qualified foreign corporation" will be subject to U.S. federal income tax at a maximum rate of 15%. In general, we will be treated as a qualified foreign corporation if our shares are listed on the New York Stock Exchange or certain other exchanges or we qualify for benefits under the U.S.-Swiss Treaty. Our shares will continue to be listed on the New York Stock Exchange following the Swiss Continuation. This reduced rate is subject to a non-corporate U.S. holder's satisfaction of certain holding period and other applicable requirements, and is not available for dividends paid by a passive foreign investment company (as described below) or in certain other situations. Furthermore, this reduced rate is scheduled to expire for dividends received in taxable years beginning on or after January 1, 2011.

        U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends received by a corporate U.S. holder generally will not be eligible for the dividends received deduction that is allowed to U.S. corporate shareholders on dividends received from a U.S. corporation.

        To the extent that a distribution paid with respect to our shares exceeds our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), it will be treated as a non-taxable return of capital to the extent of the shareholder's basis in the shares, and thereafter generally should be treated as a capital gain. Special rules not here described may apply to shareholders who do not have a uniform basis and holding period in all of their shares. Any such shareholders should consult their own tax advisors.

        Subject to complex limitations, any Swiss withholding tax imposed on distributions to shareholders will be treated for U.S. federal income tax purposes as a foreign tax that may be claimed as a foreign tax credit against the U.S. federal income tax liability of a U.S. holder. Any dividends (as determined under U.S. federal income tax principles) we pay to you generally would be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. It is possible for a portion of any such dividends to be treated as U.S. source passive income instead of foreign source income if and to the extent that more than a de minimis amount of our earnings and profits out of which such dividends are paid is from sources within the United States, or under certain other circumstances that we consider unlikely to arise. You generally would not be able to claim a foreign tax credit with respect to Swiss withholding tax imposed on distributions that are treated as U.S. source income unless you have other passive foreign source income as to which a foreign tax credit is not being claimed. In addition, in the case of a non-corporate U.S. holder, special rules apply in determining the foreign tax credit limitation with respect to qualified dividend income that is subject to the maximum 15% tax rate.

        The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisors to determine whether and to what extent a foreign tax credit would be available. In lieu of claiming a foreign tax credit, U.S. holders may claim a deduction for foreign taxes paid during a taxable year. Unlike a tax credit, a deduction generally does not reduce U.S. federal income tax on a dollar-for-dollar basis.

  Dispositions of Shares

        U.S. holders generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange, or other disposition of our shares in the same manner as on the sale, exchange, or other disposition of any other shares held as capital assets. Under current law, long-term capital gain of non-corporate U.S. holders is subject to U.S. federal income tax at a maximum rate of 15%. However, this reduced rate is scheduled to expire effective for taxable years beginning on or after January 1, 2011. There are limitations on the deductibility of capital losses. Gain, if any, generally will be U.S. source gain and generally will constitute passive income for foreign tax credit limitation purposes.

  Passive Foreign Investment Company Considerations

        The treatment of U.S. holders in some cases could be materially different from that described above if, at any relevant time, we were regarded as a passive foreign investment company, which we refer to as a "PFIC." For U.S. federal income tax purposes, a foreign corporation is classified as a PFIC for any taxable year in which either (1) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (2) the average percentage of its assets that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% (by total value) of the stock.

        Classification of a foreign corporation as a PFIC can have various adverse U.S. federal income tax consequences to shareholders of the corporation who are "United States persons," as defined in the U.S. Code. These consequences include taxation of gain on a sale or other disposition of the shares of the corporation at the maximum ordinary income rates and imposition of an interest charge on such gain or on distributions with respect to the shares. In addition, dividends paid by a PFIC are not eligible to be taxed at the reduced rates for non-corporate shareholders described above.

        We believe that we have not been a PFIC in any prior taxable year, and we do not expect that we will be a PFIC in the taxable year in which the Swiss Continuation will occur. Furthermore, we do not believe that we will be a PFIC following the Swiss Continuation. However, the tests for determining PFIC status are applied annually, and it is difficult to predict future income and assets relevant to this determination. Accordingly, we cannot assure U.S. holders that we will not become a PFIC. If we should determine in the future that we are a PFIC, we will endeavor to so notify U.S. holders, although there can be no assurance that we will be able to do so in a timely and complete manner. U.S. holders should consult their own tax advisors about the PFIC rules, including the availability of certain elections.

  Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Shares

        Dividends on our shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting requirements and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding also may apply to the cash proceeds of a sale of our shares. Any amounts withheld under the backup withholding rules may be allowed as a refundable credit against the holder's U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

        In addition to being subject to backup withholding, if a U.S. holder does not provide us (or our paying agent) with the holder's correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS.

  Non-U.S. Holders

  Consequences of the Increase in Registered Share Capital, Swiss Continuation and Subsequent Disposition of the Shares

        In general, a non-U.S. holder will not be subject to U.S. federal income or withholding tax as a result of the Swiss Continuation or increase in registered share capital and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of our shares, unless (1) such gain is effectively connected with the holder's conduct of a trade or business in the United States and, if a tax treaty applies, such gain is attributable to a permanent establishment or fixed place of business maintained by such holder in the United States, (2) in the case of capital gain of a holder who is an individual, such holder is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met, or (3) such holder is subject to backup withholding.

  Taxation of Distributions on the Shares

        A non-U.S. holder generally is not expected to be subject to U.S. federal income tax on distributions paid with respect to our shares if such distributions are treated as dividends under U.S. federal income tax principles, unless (1) the dividends are effectively connected with the holder's conduct of a trade or business in the United States and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the holder in the United States or (2) such holder is subject to backup withholding.

        Except to the extent otherwise provided under an applicable tax treaty, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder on dividends paid and gains recognized that are effectively connected with the holder's conduct of a trade or business in the United States. Also, under certain circumstances, effectively connected dividends received and gains recognized by a corporate non-U.S. holder may be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

  Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Shares

        In order to not be subject to backup withholding tax on distributions and disposition proceeds with respect to our shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder's foreign status, or otherwise establish an exemption. Non-U.S. holders of shares should consult their tax advisors regarding information reporting and backup withholding requirements in their particular situations, the availability of an exemption, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules may be allowed as a refundable credit against the holder's U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

Swiss Tax Considerations

  Scope of Discussion

        This discussion does not generally address any aspects of Swiss taxation other than federal, cantonal and communal income taxation, federal withholding taxation, and federal stamp duty. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Swiss

Continuation, of the increase in registered share capital, or of holding and disposing of our shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you.

        This discussion is based on the laws of the Confederation of Switzerland, including the Federal Income Tax Act of 1990, the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, The Federal Withholding Tax Act of 1965, the Federal Stamp Duty Act of 1973, as amended, which we refer to collectively as the "Swiss tax law," existing and proposed regulations promulgated thereunder, published judicial decisions and administrative pronouncements, each as in effect on the date of this proxy statement/prospectus or with a known future effective date. These laws may change, possibly with retroactive effect.

        For purposes of this discussion, a "Swiss holder" is any beneficial owner of shares that for Swiss federal income tax purposes is:

  •
  an individual resident of Switzerland or otherwise subject to Swiss taxation under article 3 to 48 of the Federal Income Tax Act of 1990, as amended, or article 3 to 19 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended;

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  a corporation or other entity taxable as a corporation organized under the laws of Switzerland under article 49 to 82 of the Federal Income Tax Act of 1990, as amended, or article 20 to 31 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended; or

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  an estate or trust, the income of which is subject to Swiss income taxation regardless of its source.

        A "non-Swiss holder" of shares is a holder that is not a Swiss holder. For purposes of this summary, "holder" or "shareholder" means either a Swiss holder or a non-Swiss holder or both, as the context may require.

  Consequences of the Swiss Continuation to Shareholders

        No Swiss tax is due for non-Swiss holders upon the Swiss Continuation. If Swiss holders are beneficial owners of shares, they are urged to consult their tax advisors regarding the Swiss tax consequences to them of the Swiss Continuation.

        A Swiss resident individual Swiss holder can sell shares (before the increase of the par value and the Swiss Continuation takes place). A capital gain arising out of such a disposal of shares does generally not lead to income tax consequences for the selling Swiss resident individual Swiss holder, since such a capital gain is qualified as tax free capital gain. However, please consider that a realized loss also is disregarded for Swiss tax purposes. The only exception to the described tax treatment of capital gains for a Swiss resident individual relates to the case where the related shares form part of the business assets of a gainful activity. In such case the capital gain or loss fully impacts the taxable basis. See also "Swiss Capital Gains Tax upon Disposal of Shares" for non-Swiss holders.

  Consequences of the Increase in Registered Share Capital for Shareholders

        In contemplation of and prior to the Swiss Continuation, by way of an increase in registered share capital, the aggregate amount of par value of Tyco Electronics (Bermuda) will be increased. Accordingly, the nominal share capital of each share will be higher after the increase in registered share capital than before. The newly created nominal share capital of each share will be subject to income tax on federal, cantonal and communal levels for a Swiss resident individual who holds the shares as a private asset. However, for cantonal and communal income tax purposes, some exceptions to this general taxation principle may apply depending on the canton of residence of the concerned Swiss individual. No Swiss income tax consequences should arise at federal, cantonal and communal level for Swiss resident individuals who hold the shares as business assets as well as for corporate investors due to the applicable book value principle. Swiss shareholders should consult their tax advisor as to their specific tax effects.

  Consequences of the Swiss Continuation to Tyco Electronics (Switzerland)

        Upon the effective date of the Swiss Continuation, Tyco Electronics (Switzerland) will be incorporated and resident in Switzerland and no longer incorporated in Bermuda. Under Swiss tax law as it applies to corporations, the Swiss Continuation is considered to be a tax neutral restructuring for us. Therefore, no Swiss income tax or withholding tax will be due from us as a result of the Swiss Continuation. The Swiss Continuation also is exempt from the Swiss issuance stamp tax provided that our registered share capital is not increased to an amount that exceeds 30% of the fair market value of our total assets.

  Taxation of Tyco Electronics (Switzerland) Subsequent to the Swiss Continuation

  Income Tax

        A Swiss resident company is subject to income tax at federal, cantonal and communal levels on its worldwide income. At the Swiss federal level, qualifying net dividend income and net capital gains on the sale of qualifying investments in subsidiaries are exempt from federal income tax. In addition, under current law and certain rulings/decisions obtained from the cantonal authorities, we will be exempt from cantonal and communal income tax. Provided at any given time in the future the complete income tax exemption at the cantonal and communal level should cease, we nonetheless expect dividends and capital gains from sales of investments in subsidiaries to be exempt from cantonal and communal income tax as in the case of the Swiss federal income tax.

  Issuance Stamp Tax

        Swiss issuance stamp tax is a federal tax levied on the issuance of shares and increases in the equity of Swiss companies. The applicable tax rate is 1% of the fair market value of the assets contributed to equity. Exemptions are available in tax neutral restructuring transactions. As a result, any future issuance of shares by us may be subject to the issuance stamp tax unless the shares are issued in the context of a merger or other qualifying restructuring transaction.

        The issuance stamp tax is also levied on the issuance of certain debt instruments by Swiss companies. In such case, the rate would amount from 0.06% to 0.12% of nominal value per year of duration of the instrument (the rate depending on the instrument). No Swiss issuance stamp tax (at the rate described above) would be due on debt instruments issued by our non-Swiss subsidiaries, if we do not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Although we guarantee debt and credit facilities of our subsidiary Tyco Electronics Group S.A., none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no issuance stamp tax should be due.

  Swiss Withholding Tax on Certain Interest Payments

        A federal withholding tax is levied on the interest payments of certain debt instruments issued by Swiss companies. In such case, the rate would amount to 35% of the gross interest payment to the debtholders. No Swiss withholding tax would be due on interest payments on debt instruments issued by our non-Swiss subsidiaries, provided that we do not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Any such withholding tax may be fully or partially refundable to qualified debtholders either based on Swiss domestic tax law or based on existing double taxation treaties. Although we intend to guarantee certain debt of our subsidiary Tyco Electronics Group S.A., none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no Swiss withholding tax should be due with respect to such obligations. In the event of the imposition of any such withholding tax, we would be required under some of its debt obligations to gross up the interest payments to cover the tax.

  Consequences to Shareholders Subsequent to the Swiss Continuation

        The tax consequences discussed below are not a complete analysis or listing of all the possible tax consequences that may be relevant to you. You should consult your own tax advisor in respect of the tax consequences related to receipt, ownership, purchase or sale or other disposition of Tyco Electronics (Switzerland) shares and the procedures for claiming a refund of withholding tax.

  Swiss Income Tax on Dividends and Similar Distributions

        A non-Swiss holder will not be subject to Swiss income tax on dividend income and similar distributions in respect of our shares, unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See "Swiss Withholding Tax—Distributions to Shareholders."

  Swiss Capital Gains Tax upon Disposal of Shares

        A non-Swiss holder will not be subject to Swiss income tax for capital gains recognized upon a disposition of our shares unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. In such case, the non-Swiss holder is required to recognize capital gains or losses on the sale of such shares, which will be subject to cantonal, communal and federal income tax.

  Swiss Withholding Tax—Distributions to Shareholders

        A Swiss withholding tax of 35% is due on dividends and similar distributions to our shareholders, regardless of the place of residency of the shareholder (subject to the exceptions discussed under "Exemption from Swiss Withholding Tax—Distributions to Shareholders"). We will be required to withhold at such rate and remit on a net basis any payments made to a holder of our shares and pay such withheld amounts to the Swiss federal tax authorities. See "Refund of Swiss Withholding Tax on Dividends and Other Distributions."

  Exemption from Swiss Withholding Tax—Distributions to Shareholders

        Under current Swiss tax law, distributions to shareholders in relation to a reduction of registered share capital are exempt from Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, distributions to shareholders out of contributed surplus (as determined for Swiss tax purposes) will be exempt from the Swiss withholding tax. As described in "Proposal No. 3—Approval of an Increase in Our Registered Share Capital," upon completion of the Swiss Continuation, we expect to have a registered share capital and contributed surplus (as determined for Swiss tax purposes), such that the combination of the two should approximate US$ 10.4 billion.

        Consequently, we expect that a substantial amount of any potential future distributions may be exempt from Swiss withholding tax. For a description of how contributed surplus can be distributed under the Swiss Code, as in effect as of the date of this proxy statement/prospectus, see "Description of Our Share Capital After the Swiss Continuation—Dividends and Distributions."

  Repurchases of Shares

        Under current Swiss tax law, repurchases by us of our shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, the portion of the repurchase price attributable to the contributed surplus (as determined for Swiss tax purposes) of the shares repurchased will also not be subject to the Swiss withholding tax. We would be required to withhold at such rate the tax from the difference between the repurchase price and the related amount of par value and, beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, the related amount of contributed surplus (as determined for Swiss tax purposes). We would be required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of our shares and pay the withholding tax to the Swiss federal tax authorities.

        With respect to the refund of Swiss withholding tax from the repurchase of shares, see "Refund of Swiss Withholding Tax on Dividends and Other Distributions."

        In most instances, Swiss companies listed on the SIX Swiss Exchange, or SIX, carry out share repurchase programs through a "second trading line" on the SIX. Swiss institutional investors typically sell the shares on the second trading line back to the corporation. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the corporation and the institutional investors' receipt of the refund, the price companies pay to repurchase their shares has historically been slightly higher (but less than 1.0%) than the price of such companies' shares in ordinary trading on the SIX first trading line.

        We do not expect to be able to use the SIX second trading line process to repurchase our shares because we do not intend to list our shares on the SIX. We do, however, intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow qualified Swiss banks selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line at substantially the same cost to us and such market participants as share repurchases on a second trading line.

        The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with stock incentive plans, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax. However, see "Comparison of Shareholder Rights Before and After the Swiss Continuation" for a discussion on the limitations on the amount of repurchased shares that can be held as treasury shares.

  Refund of Swiss Withholding Tax on Dividends and Other Distributions

        Swiss Holders.    A Swiss tax resident, corporate or individual, can recover the withholding tax in full if such resident is the beneficial owner of the shares at the time the dividend or other distribution becomes due and provided that such resident reports the gross distribution received on such resident's income tax return, or in the case of an entity, includes the taxable income in such resident's income statement.

        Non-Swiss Holders.    A non-Swiss holder that receives a distribution and does not hold the shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a treaty for the avoidance of double taxation with Switzerland for which the conditions for the application and protection of and by the treaty are met, then the shareholder may be entitled to a full or partial refund of the withholding tax described above.

You should note that the procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.

        Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with numerous countries, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded.

        U.S. Residents.    The U.S.-Swiss Treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Swiss withholding tax on dividends for the portion of that withholding tax exceeding 15% (leading to a refund of 20%) or 100% of the amount of Swiss withholding tax paid in the case of a shareholder that is a qualified pension fund. Please refer to the discussion under "—U.S. Federal Income Tax Considerations—U.S. Holders—Taxation of Distributions on the Shares" for applicability of U.S. foreign tax credits for any net withholding tax paid.

        As a general rule, the refund will be granted under the U.S.-Swiss Treaty if the U.S. resident can show evidence of:

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  beneficial ownership;

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  U.S. residency; and

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  meeting the U.S.-Swiss Treaty's limitation on benefits requirements.

        The claim for refund must be filed with the Swiss federal tax authorities (Eigerstrasse 65, CH-3003 Berne, Switzerland) not later than December 31 of the third year following the year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities, and 82I for individuals. These forms can be obtained from any Swiss Consulate General in the United States or from the Swiss federal tax authorities at the address mentioned above. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.

        Stamp Duties in Relation to the Transfer of Shares.    The purchase or sale of shares may be subject to Swiss federal stamp taxes on the transfer of securities irrespective of the place of residency of the purchaser or seller if the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act and no exemption applies in the specific case.

        We expect to qualify as a securities dealer as defined in the Swiss Federal Stamp Tax Act because we will report in our balance sheet taxable securities as defined in the Swiss Federal Stamp Tax Act, namely investments, at an amount exceeding 10 million Swiss francs. As a result, we will be required to register as a securities dealer with the Federal Tax Administration before the liability for the tax commences. The liability for the tax commences six months after the closing of our first fiscal year as a Swiss entity.

        If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no stamp tax will be due. The applicable stamp tax rate is 0.075% for each of the two parties to a transaction and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

Bermuda Tax Considerations

        Neither the Swiss Continuation nor the increase in registered share capital will result in any income tax consequences under Bermuda law to Tyco Electronics (Bermuda), Tyco Electronics (Switzerland), or to our respective shareholders.

QuickLinks

  EXHIBIT 99.2
Sections of Form S-4/A Filed by Tyco Electronics Ltd. on May 1, 2009 Entitled "Description of Our Share Capital After the Swiss Continuation," "Comparison of Shareholder Rights Before and After the Swiss Continuation," "Effects of the Swiss Continuation" and "Material Tax Considerations"
DESCRIPTION OF OUR SHARE CAPITAL AFTER THE SWISS CONTINUATION
COMPARISON OF SHAREHOLDER RIGHTS BEFORE AND AFTER THE SWISS CONTINUATION
EFFECTS OF THE SWISS CONTINUATION
MATERIAL TAX CONSIDERATIONS